    As filed with the Securities and Exchange Commission on April 29, 1997

                                                     Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                       __________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       __________________________________

                            QUARTERDECK CORPORATION
             (Exact name of registrant as specified in its charter)



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
                                              13160 MINDANAO WAY
                                      MARINA DEL REY, CALIFORNIA 90292
             DELAWARE                          (310) 309-3700                              95-4320650
(State or other jurisdiction of       (Address including zip code, and                 (I.R.S. Employer
  incorporation or organization)    telephone number, including area code of         Identification Number)
                                      Registrant's principal executive
                                                  offices)
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                      AMENDED AND RESTATED 1990 STOCK PLAN
             AMENDED AND RESTATED 1990 DIRECTORS STOCK OPTION PLAN
                            (Full Title of the Plan)
                       __________________________________

                           BRADLEY D. SCHWARTZ, ESQ.
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                               13160 MINDANAO WAY
                        MARINA DEL REY, CALIFORNIA 90292
                                 (310) 309-3700
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)
                       __________________________________


                        CALCULATION OF REGISTRATION FEE
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
===========================================================================================================
                                                                       Proposed
                                                 Proposed          Maximum Aggregate
Title of Securities       Amount to be        Maximum Offering     Offering Price(2)         Amount of
 to be Registered        Registered(1)      Price Per Share (2)                         Registration Fee(2)
------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.001            1,700,000               $2.4375             $4,143,750              $1,429
============================================================================================================
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(1) The Registrant previously registered (i) 1,209,500 shares of its Common
    Stock with respect to its Amended and Restated 1990 Stock Plan and the 1990
    Directors Stock Option Plan on Form S-8 (File No. 33-43238), (ii) 1,750,000
    shares of Common Stock with respect to the Amended and Restated 1990 Stock
    Plan on Form S-8 (File No. 33-89824) and (iii) 3,340,000 shares of Common
    Stock with respect to the Amended and Restated 1990 Stock Plan on Form S-8
    (File No. 333-1766).  Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock of Quarterdeck Corporation as reported on Nasdaq Stock Market's National Market on April 23, 1997.


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
                           INCORPORATION BY REFERENCE

                 The contents of the Registration Statements on Forms S-8 (Nos. 33-43238, 33-89824 and 333-1766) of Quarterdeck Corporation (the
"Company") heretofore filed with the Securities and Exchange Commission are hereby incorporated into this Registration Statement by reference.

                     REGISTRATION OF ADDITIONAL SECURITIES

INCREASE IN SHARES ISSUABLE PURSUANT TO THE AMENDED AND RESTATED 1990 STOCK
PLAN

                 This Registration Statement relates to the increase in the number of shares of Common Stock authorized to be issued under the Company's Amended and Restated 1990 Stock Plan (the "1990 Plan") from 6,000,000 to 7,500,000. The amendment to the 1990 Plan to increase the number of shares issuable thereunder from 6,000,000 to 7,500,000 was approved by the Company's Board of Directors and was approved by the Company's stockholders at the Company's Annual Meeting on February 12, 1997.

INCREASE IN SHARES ISSUABLE PURSUANT TO THE AMENDED AND RESTATED 1990 DIRECTORS STOCK OPTION PLAN

                 This Registration Statement also relates to the increase in the number of shares of Common Stock authorized to be issued under the Company's Amended and Restated 1990 Directors Stock Option Plan (the "Directors Plan") from 300,000 to 500,000. The amendment to the Directors Plan to increase the number of shares issuable thereunder from 300,000 to 500,000 was approved by the Company's Board of Directors and was approved by the Company's stockholders at the Company's Annual Meeting on February 12, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Bradley D. Schwartz, Senior Vice President and General Counsel of the Company, has, as counsel for the Company, given an opinion as to the validity of the securities being registered by this Registration Statement.

ITEM 8.  EXHIBITS

                 5.1            Opinion of Bradley D. Schwartz.
                 23.1           Consent of Bradley D. Schwartz (included in
                                Exhibit 5.1).
                 23.2           Consent of KPMG Peat Marwick LLP.
                 24             Power of Attorney (included on the Signature
                                Page).

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Los Angeles, State of California, on this 14th day of March 1997.


                                     QUARTERDECK CORPORATION

                                     By:  /s/ Curtis A. Hessler
                                         --------------------------------------
                                          Curtis A. Hessler,
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Curtis A. Hessler and Frank R. Greico, and each of them, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


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             SIGNATURE                              TITLE                                  DATE
             ---------                              -----                                  ----
/s/ Curtis A. Hessler                President, Chief Executive Officer               March 14, 1997
----------------------------------   and Director (Principal Executive
Curtis A. Hessler                    Officer)

/s/ Frank R. Greico                  Senior Vice President and Chief                  March 14, 1997
----------------------------------   Financial Officer (Principal
Frank R. Greico                      Financial and Accounting Officer)


/s/ Frank W. T. LaHaye               Director                                         March 14, 1997
----------------------------------
Frank W. T. LaHaye

/s/ Howard L. Morgan                 Director                                         March 14, 1997
----------------------------------
Howard L. Morgan

/s/ King R. Lee                      Director                                         March 14, 1997
----------------------------------
King R. Lee

/s/ William H. Lane III              Director                                         March 14, 1997
----------------------------------
William H. Lane III
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
                                 EXHIBIT INDEX



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
Exhibit Number                                Description
--------------                                -----------
     5.1          Opinion of Bradley D. Schwartz
     23.1         Consent of Bradley D. Schwartz (included in Exhibit 5.1).
     23.2         Consent of KPMG Peat Marwick LLP.
     24           Power of Attorney (included on the signature page).
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